Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of October 21, 2026 by and among Intercont (Cayman) Limited (Nasdaq: NCT), a Cayman Islands company (the “Company”), and [PURCHASER NAME] (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Class A Ordinary Shares” shall mean the class A ordinary shares of the Company, par value US$0.0625 per share.

“Class B Ordinary Shares” shall mean the class B ordinary shares of the Company, par value US$0.0025 per share.

“Company Intellectual Property” shall mean all of the Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Options” shall mean options to purchase Ordinary Share under any of the Company Stock Option Plans.

“Company Stock Option Plan” shall mean each stock option plan, stock award plan, stock appreciation right plan, phantom stock plan, stock option, other equity or equity-based compensation plan, equity or other equity based award to any employee, whether payable in cash, shares or otherwise (to the extent not issued pursuant to any of the foregoing plans), or other plan or contract of any nature with any employee pursuant to which any stock, option, warrant or other right to purchase or acquire share capital of the Company or right to payment based on the value of Company share capital has been granted or otherwise issued.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any national, provincial, state, municipal, local government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Intellectual Property” shall mean the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor; (ii) copyrights, copyright registrations and applications therefor, and all other corresponding rights in works of authorship, however denominated; (iii) rights in industrial designs and any registrations and applications therefor; (iv) trademark rights and corresponding rights in trade names, logos and service marks, trademarks or service marks, and registrations and applications therefor; (v) trade secrets rights and corresponding rights in confidential business and technical information and know-how (“Trade Secrets”); and (vi) any similar or equivalent rights to any of the foregoing anywhere in the world (as applicable).

“Knowledge” of any Person that is not an individual means the knowledge of such Person’s directors and officers.

“Legal Requirements” shall mean any national, provincial, state, municipal, local or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lien” shall mean any pledge, claim, lien, charge, encumbrance, option and security interest of any kind or nature whatsoever.

“Market Price” means 70% multiplied by the lowest daily VWAPs during the twenty (20) Trading Days preceding the date of this Agreement.

“Material Adverse Effect” shall mean, when used in connection with an entity, any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), that could have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Nasdaq” shall mean the Nasdaq Capital Market.

“Ordinary Share” shall mean, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares of the Company.

“Payment Date” means the date that is three (3) months after the Closing Date.

“Permits” shall mean all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“PRC” shall mean the People’s Republic of China and solely for the purposes of this Agreement, exclude Hong Kong SAR, Macao SAR and Taiwan.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to the Purchaser at the Closing.

“Registration Statement” means the effective registration statement on Form F-3 with SEC (file No. 333-298338), which registers the sale of the Securities to the Purchasers.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities” means the Ordinary Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiaries” shall mean, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For the avoidance of doubt, the Subsidiaries of the Company shall include any variable interest entity over which the Company or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with the Company in accordance with generally accepted accounting principles applicable to the Company.

“Trading Day” means any day on which the Company’s principal market is open for trading.

“VWAP” means the volume weighted average price of the Class A Ordinary Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

2. Purchase and Sale.

a. Purchase and Sale of the Purchase Shares. At the Closing, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase [NUMBER OF SHARES] shares of the Class A Ordinary Shares of the Company, with a par value of US$0.0625 each (the “Purchase Shares”), for a purchase price per share equal to the lesser of (a) the closing share price of the Company’s Class A Ordinary Shares on Nasdaq of the day preceding the date of this Agreement, and (b) the Market Price; provided that in no event shall the purchase price per share be less than the par value of a Class A Ordinary Share. The aggregate purchase price shall be [TOTAL FINANCING AMOUNT] (the “Purchase Price”).

b. Closing. The closing (the “Closing”) shall take place remotely through the exchange of signature pages and documents electronically or by facsimile. The Closing shall take place on the date of this Agreement or a later date as mutually agreed upon by all parties. In connection with the Closing, the Company shall issue the Purchase Shares to the Purchaser as nil paid shares. The Purchaser shall not be required to pay the Purchase Price in cash at Closing. Instead, the Purchase Price shall be payable in accordance with the terms of this Agreement.

c. Company Deliveries. At the Closing, the Company shall deliver to the Purchaser the following:

i. this Agreement duly executed by the Company;

ii. a book-entry account statement representing the Purchase Shares being purchased by such Purchaser at the Closing;

iii. a final and complete form of the Prospectus Supplement to be filed pursuant to Rule 424(b).

d. Purchaser Deliveries. At the Closing, the Purchaser shall deliver to the Company the following:

i. this Agreement duly executed by such Purchaser.

e. Deferred Payment. The Purchaser shall pay the Purchase Price in full on or before the Payment Date.

(i) Deferred Payment Terms. The Purchaser unconditionally promises to pay to the Company the principal amount of US$[TOTAL FINANCING AMOUNT], without interest (0%), on or before the Payment Date, in full consideration for the [NUMBER OF SHARES] Class A Ordinary Shares of the Company issued to Purchaser pursuant to this Agreement.

f. Adjustments and Closing Extension upon Reverse Stock Split.

(i) Share and Price Adjustment. If, at any time during the period between the date of this Agreement and the Closing (the “Closing Period”), the Company carries out, effects, or completes any reverse stock split, stock consolidation, reclassification, or similar recapitalization of its Class A Ordinary Shares, the number of Purchase Shares that the Purchaser has committed to purchase hereunder, as well as the per-share purchase price set forth in Section 2(a), shall be automatically and proportionately adjusted in accordance with the applicable reverse stock split ratio; provided, however, that the aggregate purchase price payable by the Purchaser at Closing under Section 2(b) shall remain unchanged.

(ii) Extension of Closing Period. If, during the Closing Period, the Company carries out, effects, or publicly announces a reverse stock split, stock consolidation, or similar recapitalization of its Class A Ordinary Shares, the Purchaser may extend the Closing date (and the Closing Period) for up to three (3) months by providing written notice to the Company.

g. Default. If the Purchaser fails to pay the Purchase Price in full by the Payment Date, the Company may forfeit the Purchase Shares to the extent permitted by applicable Cayman Islands law.

3. Representations and Warranties of the Company. Except as set forth in the Company SEC filings, the Company hereby represents and warrants to the Purchaser as follows:

a. Organization; Good Standing; Qualification; Subsidiaries. The Company and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (when such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted as described in the Company SEC filings. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b. Capitalization.

i. Share capital. (i) As of the date hereof, the authorized share capital of the Company consists of US$250,000,000, of which as of the date hereof, divided into 23,200,000,000 shares comprising (i) 3,200,000,000 Class A Ordinary Shares of a par value of US$0.0625 each, and (ii) 20,000,000,000 Class B Ordinary Shares of a par value of US$0.0025 each. All of the outstanding shares of the share capital of Company are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

ii. Equity Incentive Plan. As of the date hereof: 0 Class A Ordinary Shares are reserved for future issuance under the Company Stock Option Plan. All Class A Ordinary Shares subject to issuance under the Company Stock Option Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable (including payment of the exercise price therefor), would be duly authorized and validly issued, fully paid and nonassessable. Except for outstanding Company Options, there are no outstanding or authorized restricted stock unit, stock appreciation, phantom stock, profit participation or other forms of stock-based awards with respect to the Company.

iii. Other Securities. All outstanding Class A Ordinary Shares, all outstanding Company Options, and all outstanding shares of share capital of each Subsidiary of the Company have been issued and granted in compliance in all material respects with all applicable securities laws and other material Legal Requirements.

c. Authorization; Non-Contravention.

i. Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Purchase Shares has been taken prior to the date hereof, and this Agreement, when validly executed by the Purchaser, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained therein may be limited by applicable federal or state securities laws.

ii. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchase Shares) will not (i) result in a violation of the Company’s constitutional documents (each as amended to date), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) subject to the consents set forth in Section 3(f), result in a violation of any Legal Requirement applicable to the Company or by which any property or asset of the Company or any Subsidiary is bound or affected.

d. SEC Filings; Financial Statements; Internal Controls.

i. SEC Filings. As of the date hereof, the Company has filed all the registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC. All such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC have been made available to the Purchaser or are publicly available in the Interactive Data Electronic Applications database of the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents, as amended, are referred to herein as the “Company SEC filings.” As of their respective dates (or if subsequently amended or supplemented, on the date of such amendment or supplement), the Company SEC filings (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC filings, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, with respect to any Company SEC Filings. Neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

ii. Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC filings (the “Company Financials”): (i) complied in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-K, 20-F, 6-K or any successor or like form under the Exchange Act); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated.

iii. Sarbanes-Oxley and Internal Controls. To the Knowledge of the Company, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing. The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the board of directors of the Company (the “Board”), and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness, in each case which has not been subsequently remediated, in the system of internal accounting controls utilized by the Company and its Subsidiaries, taken as a whole, or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company.

e. Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, except for those that have been obtained on or prior to the date hereof.

f. Nasdaq. The Class A Ordinary Shares are listed on Nasdaq. There are no proceedings to revoke or suspend such listing and the Company has not received any notice from Nasdaq, nor does the Company have Knowledge of any reason that the Company does not or will not meet the listing or maintenance requirements for continuing listing on Nasdaq.

g. Valid Issuance of Securities. The Purchase Shares have been duly authorized, and when issued, sold and delivered in accordance with the terms of this Agreement and entered in the Company’s register of members, and upon payment of the Purchase Price therefor, will be validly issued, fully paid and nonassessable, and free and clear of all Liens (other than restrictions on transfer imposed by U.S. law (both state and federal) or other applicable securities laws). The Company has reserved from its duly authorized share capital the maximum number of Class A Ordinary Shares issuable pursuant to this Agreement.

h. Offering. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on February 23, 2021, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering.

i. No Material Adverse Effect. Since December 31, 2025, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

j. Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted.

i. The Company and each of its Subsidiaries has taken reasonable steps consistent with applicable industry practice to protect and preserve the confidentiality of material confidential information that they wish to, or are obligated by third parties to, protect as Trade Secrets, and, to the Knowledge of the Company, there is no misappropriation from the Company of such Trade Secrets by any Person, except where such misappropriation could not reasonably be expected to have a Material Adverse Effect on the Company.

ii. To the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of its or their current products or services is infringing upon or otherwise violating the Intellectual Property of any third party, except where such infringement could not reasonably be expected to have a Material Adverse Effect on the Company.

iii. As of the date of this Agreement, the Company has not received written notice of any suit, claim, action, investigation or proceeding made, conducted or brought by a third party that has been served upon or, to the Knowledge of the Company, filed or threatened in writing with respect to any alleged infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their current products or services or other operation of the Company’s or its Subsidiaries’ business of the Intellectual Property of such third party. As of the date of this Agreement, to the Knowledge of the Company, there is no pending or threatened claim challenging the validity or enforceability of, or contesting the Company’s or any of its Subsidiaries’ rights with respect to, any of the material Company Intellectual Property.

iv. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not result in (i) the Company or its Subsidiaries granting to any third party any rights or licenses to any Company Intellectual Property, (ii) any right of termination or cancellation under any Company Intellectual Property Agreement, or (iii) the imposition of any Lien on any Company Intellectual Property, except where any of the foregoing (in clauses (i) through (iii)) would not have a Company Material Adverse Effect.

k. Compliance; Permits.

i. Compliance. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or in violation of any Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound or affected, except for conflicts, violations and defaults that would not have a Material Adverse Effect on the Company. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened in a writing delivered to the Company or any of its Subsidiaries, against the Company or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have a Material Adverse Effect on the Company.

ii. Permits. The Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company, as currently conducted, the failure to hold which would reasonably be expected to have a Material Adverse Effect on the Company (collectively, “Company Permits”). As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of Company, threatened. The Company and its Subsidiaries comply in all material respects with the terms of the Company Permits.

l. Litigation. As of the date hereof, there are no claims, suits, actions or proceedings or, to the Knowledge of the Company, pending or threatened in writing against the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company.

m. Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

n. Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company as follows:

a. Authorization. All corporate action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Purchaser hereunder, has been taken prior to the date hereof, and this Agreement, when validly executed by the Company, constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b. Purchase Entirely for Own Account. The Purchase Shares to be purchased by the Purchaser will be acquired for investment for the Purchaser’s own account, and not as a nominee or agent and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not a party to any contract, understanding, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Purchase Shares purchased by it.

c. Receipt of Information. The Purchaser has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the issuance and sale of the Purchase Shares, and the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire such information without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon. The Purchaser acknowledges and understands that no Person other than the Company has been authorized to give any representations not contained in this Agreement in connection with the issuance and sale of the Purchase Shares and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

d. Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

e. Organization. The Purchaser is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

5. Conditions Precedent to Closing.

a. Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Purchase Shares pursuant to this Agreement and the Prospectus and the Prospectus Supplement is subject to the satisfaction of the following conditions precedent:

i. Representations and Warranties; Covenants.

1. Each of the representations and warranties of the Company in Section 3 shall be true and correct in all respects as of the date of this Agreement and as of the date of the Closing as though made at that time.

2. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement prior to the date of Closing.

ii. Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance, sale and purchase of the Purchase Shares, and the purchase and the procurement of foreign exchange for payment of the Purchase Price, pursuant to this Agreement shall have been duly obtained and effective as of the Closing.

iii. A final and complete form of the Prospectus Supplement, to be used in connection with the issuance and sale of the Purchase Shares to the Purchaser, shall have been delivered to the Purchaser and to be filed by the Company within thirty (30) days after the date of Closing pursuant to Rule 424(b).

b. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Purchase Shares to the Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

i. Representations and Warranties; Covenants.

1. Each of the representations and warranties of the Purchaser in Section 4 shall be true and correct in all respects as of the date of this Agreement and as of the date of the Closing as though made at that time.

2. The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement prior to the date of Closing.

ii. Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Purchase Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous Provisions.

a. Publicity. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 6(a) shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy any Legal Requirements applicable to it, but to the extent not inconsistent with such Legal Requirements, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

b. Notices.

i. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by international courier, facsimile, electronic mail or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid. Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery; provided that facsimile or electronic mail alone does not constitute an effective notice.

ii. All correspondence shall be addressed as follows:

Intercont (Cayman) Limited (Nasdaq: NCT)

Address: 39 OCEAN DRIVE, SINGAPORE, 098187

[PURCHASER NAME]

Address: [PURCHASER ADDRESS]

iii. Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

c. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

d. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

e. Governing Law; Arbitration.

i. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York.

ii. Other than as set forth in Section 6(e)(iii), each of the parties hereto irrevocably agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be submitted to arbitration, which shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect. If submitted to arbitration in any jurisdiction, the decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

f. Amendment. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Company and Purchaser.

g. Expenses. Each party will bear its own costs and expenses in connection with the drafting and negotiation of this Agreement.

h. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (except by merger, stock sale, consolidation, reorganization or similar transaction) and the Purchaser may not assign any or all of its rights under this Agreement without the prior written consents of the Company. Any purported assignment in violation of this Section shall be void.

i. Survival. The respective representations and warranties given by the parties hereto shall terminate upon the earlier of (i) the first anniversary of the Closing, and (ii) the date on which this Agreement is terminated in accordance with Section 6(m) of this Agreement. Notwithstanding any applicable statute of limitations, any claim with respect to the failure of a representation or warranty to be true and correct (other than as a result of fraud or willful misconduct) that is not asserted within such timeframes may not be pursued and is hereby irrevocably waived after such time.

j. Waiver. At any time prior to the Closing, any party may (i) extend the time for the performance of any obligation or other act of any other party, (ii) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

k. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and in accordance with the provisions of Section 6(f) hereof.

l. Counterparts; Reproductions. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile, portable document file (PDF) or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by facsimile, electronic mail or any similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

m. Termination.

i. This Agreement may be terminated, and the transactions contemplated hereby abandoned at any time, by mutual consent of the Company and the Purchaser. This Agreement may also be terminated (x) by the Purchaser, by written notice to the Company, or (y) by the Company, by written notice to the Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties), and provided, further, that the right of any party to terminate this Agreement shall not be available to any party who’s action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

ii. If terminated, this Agreement shall become void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors or affiliates; provided, however, that (1) each party shall remain liable for any breach of this Agreement prior to its termination, and (2) the provisions of this Section 6 shall remain in full force and effect and survive any termination.

n. Further Assurances. Each party agrees (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

o. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY

Intercont (Cayman) Limited

By:
Name:	Muchun Zhu
Title:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE PURCHASER

By:
Name:	[PURCHASER NAME]